Form 10-K, Exhibit 13
period 2011-12-31
MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL LP
filed 2012-03-28
CIK 1169749

Morgan Stanley Smith Barney

Charter Series

Annual Report

December 31, 2011

CERES MANAGED FUTURES LLC

To the Limited Partners of

Morgan Stanley Smith Barney Charter Campbell L.P.

Morgan Stanley Smith Barney Charter Aspect L.P.

Morgan Stanley Smith Barney Charter WNT L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

By:

Walter Davis

President and Director

Ceres Managed Futures LLC

General Partner,

Morgan Stanley Smith Barney Charter Campbell L.P.

Morgan Stanley Smith Barney Charter Aspect L.P.

Morgan Stanley Smith Barney Charter WNT L.P.

Ceres Managed Futures LLC 522 Fifth Avenue 14th Floor New York, NY 10036 212-296-1999

Management’s Report on Internal Control Over

Financial Reporting

Ceres Managed Futures LLC (“Ceres”), the general partner of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the “Partnerships”), and is responsible for the management of the Partnerships.

Management of the Partnerships, Ceres (“Management”) is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a – 15(f) and 15d – 15(f) under the Securities Exchange Act of 1934 and for the assessment of internal control over financial reporting. The Partnerships’ internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnerships’ internal control over financial reporting includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships:

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and directors of Ceres; and

(iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships’ assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management has assessed the effectiveness of the Partnerships’ internal control over financial reporting as of December 31, 2011. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2011 based on the criteria referred to above.

Walter Davis	Brian Centner
President and Director	Chief Financial Officer
Ceres Managed Futures LLC	Ceres Managed Futures LLC
General Partner,	General Partner,

Morgan Stanley Smith Barney Charter Campbell L.P.	Morgan Stanley Smith Barney Charter Campbell L.P.

Morgan Stanley Smith Barney Charter Aspect L.P.	Morgan Stanley Smith Barney Charter Aspect L.P.

Morgan Stanley Smith Barney Charter WNT L.P.	Morgan Stanley Smith Barney Charter WNT L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the “Partnerships”), including the condensed schedules of investments, as of December 31, 2011 and 2010, and the related statements of income and expenses and changes in partners’ capital for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P. as of December 31, 2011 and 2010, and the results of their operations and changes in partners’ capital for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 23, 2012

Morgan Stanley Smith Barney Charter Campbell L.P.

Statements of Financial Condition

	December 31,
	2011	2010
	$	$

Assets
Trading Equity:
Unrestricted cash	54,498,150	79,053,213
Restricted cash	6,938,556	5,052,970

Total cash	61,436,706	84,106,183

Net unrealized gain on open contracts (MSIP)	236,359	356,301
Net unrealized loss on open contracts (MS&Co.)	(146,410)	(216,405)

Total net unrealized gain on open contracts	89,949	139,896

Options purchased (premiums paid $0 and $267,400, respectively)	—	366,896

Total Trading Equity	61,526,655	84,612,975
Interest receivable (MSSB)	1,376	5,799

Total Assets	61,528,031	84,618,774

Liabilities and Partners’ Capital
Liabilities
Redemptions payable	2,022,443	2,189,794
Accrued brokerage fees (MS&Co.)	297,607	400,033
Accrued management fees	99,203	176,681
Options written (premiums received $0 and $58,237, respectively)	—	166,225

Total Liabilities	2,419,253	2,932,733

Partners’ Capital
Limited Partners (5,973,858.709 and 7,633,482.867 Units, respectively)	58,393,243	80,808,446
General Partner (73,202.055 and 82,901.055 Units, respectively)	715,535	877,595

Total Partners’ Capital	59,108,778	81,686,041

Total Liabilities and Partners’ Capital	61,528,031	84,618,774

Net Asset Value Per Unit	9.77	10.59

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Statements of Income and Expenses

	For the Years Ended December 31,
	2011	2010	2009
	$	$	$

Investment Income
Interest income (MSSB & MS&Co.)	25,512	75,972	99,203

Expenses
Brokerage fees (MS&Co.)	4,290,866	4,979,646	6,967,194
Management fees	1,430,289	2,199,344	3,077,177

Total Expenses	5,721,155	7,178,990	10,044,371

Net Investment Loss	(5,695,643)	(7,103,018)	(9,945,168)

Trading Results
Trading profit (loss):
Net Realized	320,492	9,247,401	(596,625)
Net change in unrealized	(41,455)	3,577,552	(1,950,734)
Proceeds from Litigation	80	6,177	—

Total Trading Results	279,117	12,831,130	(2,547,359)

Net Income (Loss)	(5,416,526)	5,728,112	(12,492,527)

Net Income (Loss) Allocation
Limited Partners	(5,354,560)	5,668,654	(12,365,225)
General Partner	(61,966)	59,458	(127,302)
Net Income (Loss) Per Unit*
Limited Partners	(0.82)	0.80	(1.09)
General Partner	(0.82)	0.80	(1.09)

	Units	Units	Units
Weighted Average Number of Units Outstanding	6,933,482.137	8,728,567.186	11,287,724.872

*	Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Financial Condition

	December 31,
	2011	2010
	$	$
Assets
Trading Equity:
Unrestricted cash	85,155,171	98,314,468
Restricted cash	9,058,228	5,111,849

Total cash	94,213,399	103,426,317

Net unrealized gain on open contracts (MS&Co.)	3,019,365	5,598,748
Net unrealized gain (loss) on open contracts (MSIP)	(43,288)	468,290

Total net unrealized gain on open contracts	2,976,077	6,067,038

Total Trading Equity	97,189,476	109,493,355
Interest receivable (MSSB)	820	6,465

Total Assets	97,190,296	109,499,820

Liabilities and Partners’ Capital
Liabilities
Redemptions payable	2,812,224	1,744,087
Accrued brokerage fees (MS&Co.)	474,378	514,941
Accrued management fees	158,126	171,647

Total Liabilities	3,444,728	2,430,675

Partners’ Capital
Limited Partners (4,425,308.924 and 5,113,735.708 Units, respectively)	92,674,799	105,911,284
General Partner (51,130.223 and 55,905.223 Units, respectively)	1,070,769	1,157,861

Total Partners’ Capital	93,745,568	107,069,145

Total Liabilities and Partners’ Capital	97,190,296	109,499,820

Net Asset Value Per Unit	20.94	20.71

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Income and Expenses

	For the Years Ended December 31,
	2011	2010	2009
	$	$	$

Investment Income
Interest income (MSSB & MS&Co.)	26,173	101,524	135,912

Expenses
Brokerage fees (MS&Co.)	6,089,854	6,542,580	8,101,403
Management fees	2,029,951	2,180,861	2,700,468
Incentive fees	—	—	114,911

Total Expenses	8,119,805	8,723,441	10,916,782

Net Investment Loss	(8,093,632)	(8,621,917)	(10,780,870)

Trading Results
Trading profit (loss):
Net Realized	12,254,509	13,688,766	(6,921,660)
Net change in unrealized	(3,090,961)	5,827,245	(7,270,693)
Proceeds from Litigation	—	40,052	—

Total Trading Results	9,163,548	19,556,063	(14,192,353)

Net Income (Loss)	1,069,916	10,934,146	(24,973,223)

Net Income (Loss) Allocation
Limited Partners	1,057,020	10,821,260	(24,719,262)
General Partner	12,896	112,886	(253,961)

Net Income (Loss) Per Unit*
Limited Partners	0.23	1.99	(3.76)
General Partner	0.23	1.99	(3.76)

	Units	Units	Units
Weighted Average Number of Units Outstanding	4,895,765.651	5,695,372.532	6,614,438.867

*	Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Statements of Financial Condition

	December 31,
	2011	2010
	$	$

Assets
Trading Equity:
Unrestricted cash	66,435,896	78,094,582
Restricted cash	5,028,161	2,865,033

Total cash	71,464,057	80,959,615

Net unrealized gain on open contracts (MS&Co.)	1,351,525	2,156,329
Net unrealized gain on open contracts (MSIP)	125,032	288,889

Total net unrealized gain on open contracts	1,476,557	2,445,218

Options purchased (premiums paid $5,205 and $4,000, respectively)	1,720	2,775

Total Trading Equity	72,942,334	83,407,608
Interest receivable (MSSB)	209	6,527

Total Assets	72,942,543	83,414,135

Liabilities and Partners’ Capital
Liabilities
Redemptions payable	2,942,794	2,102,069
Accrued brokerage fees (MS&Co.)	358,188	399,170
Accrued management fees	89,546	133,056
Options written (premiums received $10,715 and $7,425, respectively)	3,973	5,500

Total Liabilities	3,394,501	2,639,795

Partners’ Capital
Limited Partners (5,437,265.572 and 6,431,165.896 Units, respectively)	68,640,922	79,881,815
General Partner (71,855.857 and 71,855.857 Units, respectively)	907,120	892,525

Total Partners’ Capital	69,548,042	80,774,340

Total Liabilities and Partners’ Capital	72,942,543	83,414,135

Net Asset Value Per Unit	12.62	12.42

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Statements of Income and Expenses

	For the Years Ended December 31,
	2011	2010	2009
	$	$	$

Investment Income
Interest income (MSSB & MS&Co.)	31,131	94,057	110,792

Expenses
Brokerage fees (MS&Co.)	4,603,077	5,305,620	6,399,137
Management fees	1,251,170	1,768,540	2,133,046
Incentive fees	—	—	117,188

Total Expenses	5,854,247	7,074,160	8,649,371

Net Investment Loss	(5,823,116)	(6,980,103)	(8,538,579)

Trading Results
Trading profit (loss):
Net Realized	8,058,605	12,177,274	(3,514,634)
Net change in unrealized	(966,104)	1,973,180	(1,931,344)
Proceeds from Litigation	—	40,150	—

Total Trading Results	7,092,501	14,190,604	(5,445,978)

Net Income (Loss)	1,269,385	7,210,501	(13,984,557)

Net Income (Loss) Allocation
Limited Partners	1,254,790	7,136,913	(13,844,272)
General Partner	14,595	73,588	(140,285)

Net Income (Loss) Per Unit*
Limited Partners	0.20	0.98	(1.58)
General Partner	0.20	0.98	(1.58)

	Units	Units	Units
Weighted Average Number of Units Outstanding	6,123,882.782	7,530,886.296	8,808,175.647

*	Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Condensed Schedule of Investments

December 31, 2011

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	(7,340)	(0.01)
Equity	151,394	0.26
Foreign currency	151,175	0.26
Interest rate	945,072	1.59

Total Futures and Forward Contracts Purchased	1,240,301	2.10

Futures and Forward Contracts Sold

Commodity	852	— (1)
Equity	70,025	0.11
Foreign currency	1,179,257	2.00
Interest rate	(7,735)	(0.01)

Total Futures and Forward Contracts Sold	1,242,399	2.10

Unrealized Currency Loss	(2,392,751)	(4.05)

Net fair value	89,949	0.15

(1)	Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Condensed Schedule of Investments

December 31, 2010

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	1,279,093	1.57
Equity	17,386	0.02
Foreign currency	1,831,284	2.24
Interest rate	106,248	0.13

Total Futures and Forward Contracts Purchased	3,234,011	3.96

Futures and Forward Contracts Sold

Commodity	(79,630)	(0.10)
Equity	10,264	0.01
Foreign currency	(496,506)	(0.61)
Interest rate	(159,688)	(0.19)

Total Futures and Forward Contracts Sold	(725,560)	(0.89)

Unrealized Currency Loss	(2,368,555)	(2.90)

Net fair value	139,896	0.17

Option Contracts	Fair Value	% of Partners’ Capital
	$
Options purchased on Forward Contracts	366,896	0.45
Options written on Forward Contracts	(166,225)	(0.20)

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Condensed Schedule of Investments

December 31, 2011

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	(256,740)	(0.27)
Equity	43,794	0.04
Foreign currency	56,385	0.06
Interest rate	1,522,523	1.62

Total Futures and Forward Contracts Purchased	1,365,962	1.45

Futures and Forward Contracts Sold

Commodity	575,422	0.61
Equity	159,533	0.17
Foreign currency	33,139	0.04
Interest rate	(6,585)	(0.01)

Total Futures and Forward Contracts Sold	761,509	0.81

Unrealized Currency Gain	848,606	0.91

Net fair value	2,976,077	3.17

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Condensed Schedule of Investments

December 31, 2010

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	3,635,564	3.40
Equity	248,465	0.23
Foreign currency	1,456,730	1.36
Interest rate	15,410	0.01

Total Futures and Forward Contracts Purchased	5,356,169	5.00

Futures and Forward Contracts Sold

Commodity	(161,540)	(0.15)
Equity	21,990	0.02
Foreign currency	239,546	0.22
Interest rate	(98,728)	(0.09)

Total Futures and Forward Contracts Sold	1,268	— (1)

Unrealized Currency Gain	709,601	0.66

Net fair value	6,067,038	5.66

(1)	Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Condensed Schedule of Investments

December 31, 2011

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$

Commodity	(258,232)	(0.37)
Equity	66,115	0.09
Foreign currency	203,104	0.29
Interest rate	855,333	1.23

Total Futures and Forward Contracts Purchased	866,320	1.24

Futures and Forward Contracts Sold

Commodity	102,262	0.15
Equity	1,050	—	(1)
Foreign currency	558,665	0.80
Interest rate	(1,863)	—	(1)

Total Futures and Forward Contracts Sold	660,114	0.95

Unrealized Currency Loss	(49,877)	(0.07)

Net fair value	1,476,557	2.12

Options Contracts	Fair Value	% of Partners’ Capital
	$
Options purchased on Future Contracts	1,720	—	(1)
Options written on Future Contracts	(3,973)	(0.01)

(1)	Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Condensed Schedule of Investments

December 31, 2010

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$

Commodity	1,720,245	2.13
Equity	76,029	0.09
Foreign currency	933,417	1.16
Interest rate	23,658	0.03

Total Futures and Forward Contracts Purchased	2,753,349	3.41

Futures and Forward Contracts Sold

Commodity	(53,370)	(0.07)
Equity	4,335	— (1)
Foreign currency	(99,086)	(0.12)
Interest rate	(147,254)	(0.18)

Total Futures and Forward Contracts Sold	(295,375)	(0.37)

Unrealized Currency Loss	(12,756)	(0.01)

Net fair value	2,445,218	3.03

Options Contracts	Fair Value	% of Partners’ Capital
	$
Options purchased on Future Contracts	2,775	— (1)
Options written on Future Contracts	(5,500)	(0.01)

(1)	Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2011, 2010, and 2009

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Partners’ Capital,
December 31, 2008	13,466,174.194	145,023,184	1,475,280	146,498,464
Net Loss	—	(12,365,225)	(127,302)	(12,492,527)
Redemptions	(3,791,707.725)	(38,881,062)	(395,372)	(39,276,434)

Partners’ Capital,
December 31, 2009	9,674,466.469	93,776,897	952,606	94,729,503
Net Income	—	5,668,654	59,458	5,728,112
Redemptions	(1,958,082.547)	(18,637,105)	(134,469)	(18,771,574)

Partners’ Capital,
December 31, 2010	7,716,383.922	80,808,446	877,595	81,686,041
Net Loss	—	(5,354,560)	(61,966)	(5,416,526)
Redemptions	(1,669,323.158)	(17,060,643)	(100,094)	(17,160,737)

Partners’ Capital,
December 31, 2011	6,047,060.764	58,393,243	715,535	59,108,778

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2011, 2010, and 2009

	Units of
	Partnership	Limited	General
	Interest	Partners	Partner	Total
		$	$	$

Partners’ Capital,
December 31, 2008	7,659,574.162	170,429,845	1,733,103	172,162,948
Net Loss	—	(24,719,262)	(253,961)	(24,973,223)
Redemptions	(1,617,767.964)	(33,733,947)	(342,048)	(34,075,995)

Partners’ Capital,
December 31, 2009	6,041,806.198	111,976,636	1,137,094	113,113,730
Net Income	—	10,821,260	112,886	10,934,146
Redemptions	(872,165.267)	(16,886,612)	(92,119)	(16,978,731)

Partners’ Capital,
December 31, 2010	5,169,640.931	105,911,284	1,157,861	107,069,145
Net Income	—	1,057,020	12,896	1,069,916
Redemptions	(693,201.784)	(14,293,505)	(99,988)	(14,393,493)

Partners’ Capital,
December 31, 2011	4,476,439.147	92,674,799	1,070,769	93,745,568

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2011, 2010, and 2009

	Units of
	Partnership	Limited	General
	Interest	Partners	Partner	Total
		$	$	$

Partners’ Capital,
December 31, 2008	10,331,687.713	133,141,833	1,352,349	134,494,182
Net Loss	—	(13,844,272)	(140,285)	(13,984,557)
Redemptions	(2,281,133.056)	(28,141,750)	(280,699)	(28,422,449)

Partners’ Capital,
December 31, 2009	8,050,554.657	91,155,811	931,365	92,087,176
Net Income	—	7,136,913	73,588	7,210,501
Redemptions	(1,547,532.904)	(18,410,909)	(112,428)	(18,523,337)

Partners’ Capital,
December 31, 2010	6,503,021.753	79,881,815	892,525	80,774,340
Net Income	—	1,254,790	14,595	1,269,385
Redemptions	(993,900.324)	(12,495,683)	—	(12,495,683)

Partners’ Capital,
December 31, 2011	5,509,121.429	68,640,922	907,120	69,548,042

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

1.	Organization

Morgan Stanley Smith Barney Charter Campbell L.P. (“Charter Campbell”), Morgan Stanley Smith Barney Charter Aspect L.P. (“Charter Aspect”), and Morgan Stanley Smith Barney Charter WNT L.P. (“Charter WNT”) (individually, a “Partnership”, or collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”) (refer to Note 5, Financial Instruments).

In 2009, Morgan Stanley and Citigroup Inc. (“Citigroup”) combined certain assets of the Global Wealth Management Group of Morgan Stanley & Co. LLC (formerly, Morgan Stanley & Co. Incorporated) (“MS&Co”), including Demeter Management LLC (“Demeter”) and the Smith Barney division of Citigroup Global Markets, Inc., into a new joint venture, Morgan Stanley Smith Barney Holdings LLC (“MSSBH”). As part of that transaction, Ceres Managed Futures LLC (“Ceres” or the “General Partner”) and Demeter were contributed to MSSBH, and each became a wholly-owned subsidiary of MSSBH. Prior to June 1, 2009, Demeter was a wholly-owned subsidiary of Morgan Stanley.

Effective December 1, 2010, MSSBH, together with the unanimous support of the respective Boards of Directors of Demeter and Ceres, combined the assets and operations of Demeter and Ceres into a single commodity pool operator, Ceres. Ceres will continue to be wholly-owned by MSSBH and replaced Demeter as the general partner. MSSBH is majority-owned indirectly by Morgan Stanley and minority-owned indirectly by Citigroup.

The non-clearing commodity broker is Morgan Stanley Smith Barney LLC (“MSSB”), the principal subsidiary of MSSBH. The clearing commodity brokers are MS&Co. and Morgan Stanley & Co. International plc (“MSIP”). MS&Co. also acts as the counterparty on all trading of the foreign currency forward contracts. MSIP serves as the commodity broker for trades on the London Metal Exchange (“LME”). Morgan Stanley Capital Group Inc. (“MSCG”) acts as the counterparty on all trading of the options on foreign currency forward contracts. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Effective May 31, 2011, Morgan Stanley & Co. Incorporated changed its name to Morgan Stanley & Co. LLC.

Effective April 1, 2011, the monthly management fee payable by Charter WNT to the trading advisor was reduced from 1/6 of 1% (a 2% annual rate) to 1/12 of 1.5% (a 1.5% annual rate).

Effective January 1, 2011, the monthly management fee payable by Charter Campbell to the trading advisor was reduced from 1/12 of 2.65% (a 2.65% annual rate) to 1/6 of 1% (a 2% annual rate).

Effective September 29, 2009, the General Partner changed the name of Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., and Morgan Stanley Charter WCM L.P., respectively, to Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P., and Morgan Stanley Smith Barney Charter WNT L.P., respectively. The name change did not have any impact on the operation of each Partnership or its limited partners.

Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based on their proportional ownership interest.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

2.	Summary of Significant Accounting Policies

Use of Estimates — The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates and the differences could be material.

Valuation — Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as net unrealized gains or losses on open contracts. The resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Income and Expenses. The fair value of exchange-traded futures, options and forwards contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) of the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest on the underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the fair value of the Futures Interest on the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can potentially lose an unlimited amount.

Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to fair values. The difference between the fair value of the option and the premiums received/premiums paid is treated as an unrealized gain or loss within the Statements of Income and Expenses.

Revenue Recognition — Monthly, MSSB credits each Partnership with interest income received from MSSB, MS&Co. and MSIP. Such amount is based on 100% of its average daily funds held at MSSB, MS&Co. and MSIP to meet margin requirements at a rate approximately equivalent to what the commodity brokers pay or charge other similar customers on margin deposits. In addition, MSSB credits at each month end each Partnership with interest income on 100% of such Partnership’s assets not deposited as margin at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during the month. MSSB retains any interest earned in excess of the interest paid by MSSB to the Partnerships. For purposes of such interest payments, net assets do not include monies owed to the Partnerships on forward contracts and other Futures Interests. The Partnerships pay a flat rate brokerage fee to MSSB which then pays or reimburses the Partnerships for all fees and costs charged or incurred by MS&Co., MSIP or any other entity acting as a commodity broker for the Partnerships.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Fair Value of Financial Instruments — The fair value of the Partnerships’ assets and liabilities that qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), approximates the carrying amount presented in the Statements of Financial Condition.

Foreign Currency Transactions and Translation — The Partnerships’ functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. The effects of changes in foreign currency exchange rates on investments are not segregated in the Statements of Income and Expenses from the changes in market price of those investments, but are included in the realized gain/loss and unrealized trading profit (loss) in the Statements of Income and Expenses.

Net Income (Loss) per Unit — Net income (loss) per unit of limited partnership interest (“Unit(s)”) is computed in accordance with the specialized accounting for Investment Companies as illustrated in the Financial Highlights Footnote (Refer to Note 8, Financial Highlights).

Trading Equity — The Partnerships’ asset “Trading Equity,” reflected on the Statements of Financial Condition, consists of (a) cash on deposit with MSSB, MS&Co., and MSIP to be used as margin for trading and (b) net unrealized gains or losses on futures and forward contracts, which are fair valued and calculated as the difference between original contract value and fair value; and for the Partnerships which trade in options; if any, (c) options purchased at fair value. Options written at fair value are recorded in “Liabilities” within the Statements of Financial Condition.

The Partnerships in their normal course of business, enter into various contracts with MSSB, MS&Co., and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with MSSB, MS&Co., and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis on the Statements of Financial Condition.

The Partnerships have offset their fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Restricted and Unrestricted Cash — As reflected on the Partnerships’ Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options contracts and offset unrealized losses on offset LME positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

Brokerage and Related Transaction Fees and Costs — Each Partnership currently pays MS&Co. a flat-rate monthly brokerage fee of 1/12 of 6% of the Partnership’s net assets as of the first day of each month (a 6% annual rate). Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and offering expenses.

Operating Expenses — The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative and continuing offering expenses, including legal, auditing, accounting, filing fees, and other related expenses, are borne by MS&Co. through the brokerage fees paid by the Partnerships.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Continuing Offering — Units of each Partnership were offered at a price equal to 100% of the net asset value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units were paid by the limited partners of the Partnerships. MS&Co. paid all such costs.

The Partnerships no longer offer Units for purchase or exchange.

Redemptions — Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The request for redemptions must be delivered to a limited partner’s local MSSB Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the net asset value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the net asset value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemptions charges are paid to MS&Co.

The aggregate amounts of redemption charges paid to MS&Co. for the years ended December 31, 2011, 2010, and 2009 were as follows:

	2011	2010	2009
	$	$	$
Charter Campbell	—	—	—
Charter Aspect	—	14,645	142,839
Charter WNT	—	19,270	149,519

Exchanges — On the last day of the first month which occurred more than six months after a person first became a limited partner in each Partnership, except Charter Campbell, and at the end of each month thereafter, limited partners could exchange their Units among Charter Aspect and Charter WNT (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Distributions — Distributions, other than redemptions of Units, are made on a pro rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships’ profits.

Income Taxes — No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenue and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.

The guidance issued by the FASB on income taxes clarifies the accounting for uncertainty in income taxes recognized in each Partnership’s financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

position taken or expected to be taken. The Partnerships have concluded that there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2011 and 2010. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Income and Expenses. Generally, 2008 through 2011 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

Dissolution of the Partnerships — Charter Aspect will terminate on December 31, 2025 and Charter Campbell and Charter WNT will terminate on December 31, 2035, or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

Litigation Settlement — In September 2011, Charter Campbell received a settlement award payment in the amount of $80 from the Natural Gas Commodity Litigation Settlement Administrator. This settlement represents the Partnership’s portion of the Net Settlement Fund. The proceeds from settlement were accounted for in the period they were received for the benefit of the partners in the Partnership.

On July 28, 2010, Charter Campbell, Charter Aspect and Charter WNT received a settlement award payment in the amounts of $6,177, $40,052 and $40,150, each from the Natural Gas Commodity Litigation Settlement Administrator. This settlement represents each Partnership’s portion of the 2006 Net Settlement Fund and the 2007 Net Settlement Fund. The proceeds from settlement were accounted for in the period they were received for the benefit of the partners in each Partnership.

Statement of Cash Flows — The Partnerships are not required to provide a Statement of Cash Flows.

Other Pronouncements

In December 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-11, “Disclosures about Offsetting Assets and Liabilities”, which creates a new disclosure requirement about the nature of an entity’s rights of setoff and the related arrangements associated with its financial instruments and derivative instruments. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards (“IFRS”). The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Partnerships should also provide the disclosures retrospectively for all comparative periods presented. The Partnerships are currently evaluating the impact that the pronouncement would have on the financial statements.

In October 2011, the FASB issued a proposed ASU intended to improve and converge financial reporting by setting forth consistent criteria for determining whether an entity is an investment company. Under longstanding U.S. GAAP, investment companies carry all of their investments at fair value, even if they hold a controlling interest in another company. The primary changes being proposed by the FASB relate to which entities would be considered investment companies as well as certain disclosure and presentation requirements. In addition to the changes to the criteria for determining whether an entity is an investment company the FASB also proposes that an investment company consolidate another investment company if it holds a controlling financial interest in the entity. The Partnerships will evaluate the impact that this proposed update would have on the financial statements once the pronouncement is issued.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” The amendments within this ASU change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to eliminate unnecessary wording differences between U.S. GAAP and IFRS. However, some of the amendments clarify the FASB’s intent about the application of existing fair value measurement requirements and other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The ASU is effective for annual and interim periods beginning after December 15, 2011 for public entities. This new guidance is not expected to have a material impact on the Partnerships’ financial statements.

3.	Related Party Transactions

Each Partnership’s cash is on deposit with MSSB, MS&Co., and MSIP in Futures Interests trading accounts to meet margin requirements as needed. MSSB pays interest on these funds as described in Note 2, Summary of Significant Accounting Policies. Each Partnership pays brokerage fees to MS&Co. as described in Note 2, Summary of Significant Accounting Policies. For Charter Campbell, MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

4.	Trading Advisors

Ceres, on behalf of each Partnership retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2011, were as follows:

Morgan Stanley Smith Barney Charter Campbell L.P.

Campbell & Company, Inc.

Morgan Stanley Smith Barney Charter Aspect L.P.

Aspect Capital Limited

Morgan Stanley Smith Barney Charter WNT L.P.

Winton Capital Management Limited (“Winton”)

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee — Charter Aspect pays its trading advisor a flat-rate monthly fee equal to 1/6 of 1% (a 2% annual rate) of the Partnership’s net assets under management by the trading advisor as of the first day of each month.

Charter WNT pays its trading advisor a flat-rate monthly fee equal to 1/12 of 1.5% (a 1.5% annual rate) of the Partnership’s net assets under management by the trading advisor as of the first day of each month. Prior to April 1, 2011, the monthly management fee rate was 1/6 of 1% (a 2% annual rate).

Charter Campbell pays its trading advisor a flat-rate monthly fee equal to 1/6 of 1% (a 2% annual rate) of the Partnership’s net assets under management by the trading advisor as of the first day of each month. Prior to January 1, 2011, the monthly management fee rate was 1/12 of 2.65% (a 2.65% annual rate).

Incentive Fee — Each Partnership’s incentive fee is equal to 20% of trading profits paid on a monthly basis.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to net assets as of the end of a calendar month, the trading advisor must recover such losses before the trading advisor is eligible for an incentive fee in the future. Cumulative trading losses are adjusted on a pro-rated basis for the amount of each month’s net withdrawals.

5.	Financial Instruments

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price will be equal to the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.

The Partnerships’ contracts are accounted for on a trade-date basis. A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:

(1) a) One or more “underlyings” and b) one or more “notional amounts” or payment provisions or both;

(2) Requires no initial net investment or a smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response relative to changes in market factors; and

(3) Terms that require or permit net settlement.

Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

The net unrealized gains (losses) on open contracts at December 31, reported as a component of “Trading Equity” on the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Campbell

	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
	$	$	$
2011	(1,240,461)	1,330,410	89,949	Sep. 2013	Mar. 2012
2010	(1,194,883)	1,334,779	139,896	Mar. 2012	Mar. 2011

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter Aspect

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
	$	$	$
2011	2,898,002	78,075	2,976,077	Jun. 2014	Jan. 2012
2010	4,374,754	1,692,284	6,067,038	Jun. 2013	Jan. 2011

Charter WNT

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
	$	$	$
2011	1,467,409	9,148	1,476,557	Mar. 2014	Mar. 2012
2010	2,407,546	37,672	2,445,218	Mar. 2013	Mar. 2011

In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gains (losses) amounts reflected in the Partnerships’ Statements of Financial Condition. The net unrealized gains (losses) on open contracts is further disclosed gross by type of contract and corresponding fair value level in Note 7, Fair Value Measurements and Disclosures.

The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships’ assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each acting as a commodity futures broker for each Partnership’s exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, total cash held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which in the aggregate, totaled $60,196,245 and $82,911,300 for Charter Campbell, $97,111,401 and $107,801,071 for Charter Aspect, and $72,931,466 and $83,367,161 for Charter WNT at December 31, 2011 and 2010, respectively. With respect to each Partnership’s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement than an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MSSB for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparty. The primary terms are based on industry standard master agreements. These agreements, which seek to reduce both the Partnerships’ and the counterparties’ exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s or MSCG’s bankruptcy or insolvency.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

The General Partner monitors and attempts to control the Partnerships’ risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnerships may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

The futures, forwards and options traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships’ open positions, and consequently in their earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled on an agreed-upon settlement date. However, the Partnerships are required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnerships’ accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MSSB for the benefit of MS&Co.

6.	Derivatives and Hedging

The Partnerships’ objective is to profit from speculative trading in Futures Interests. Therefore, the Trading Advisor for each Partnership will take speculative positions in Futures Interests where it feels the best profit opportunities exist for its trading strategy. As such, the average number of contracts outstanding in absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

The following tables summarize the valuation of each Partnership’s investments as of December 31, 2011 and 2010.

Charter Campbell

The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2011 and 2010:

December 31, 2011

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	27,760	(35,100)	554,382	(553,530)	(6,488)	530
Equity	153,472	(2,078)	75,465	(5,440)	221,419	383
Foreign currency	183,838	(32,663)	1,202,671	(23,414)	1,330,432	7,864
Interest rate	1,031,489	(86,417)	13,978	(21,713)	937,337	2,111

Total	1,396,559	(156,258)	1,846,496	(604,097)	2,482,700

Unrealized currency loss					(2,392,751)

Total net unrealized gain on open contracts					89,949

						Average Number of Contracts Outstanding for the Year (Absolute Quantity)
Option Contracts at Fair Value					$

Options purchased					—	2
Options written					—	1

December 31, 2010

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	1,337,918	(58,825)	—	(79,630)	1,199,463	562
Equity	188,291	(170,905)	10,264	—	27,650	579
Foreign currency	2,099,244	(267,960)	148,803	(645,309)	1,334,778	6,666
Interest rate	106,248	–	13,334	(173,022)	(53,440)	2,512

Total	3,731,701	(497,690)	172,401	(897,961)	2,508,451

Unrealized currency loss					(2,368,555)

Total net unrealized gain on open contracts					139,896

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Option Contracts at Fair Value		Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$
Options purchased	366,896	3
Options written	(166,225)	3

Charter Aspect

The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2011 and 2010:

December 31, 2011

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	85,884	(342,624)	976,621	(401,199)	318,682	673
Equity	59,202	(15,408)	183,235	(23,702)	203,327	407
Foreign currency	59,707	(3,322)	175,112	(141,973)	89,524	974
Interest rate	1,708,363	(185,840)	—	(6,585)	1,515,938	3,152

Total	1,913,156	(547,194)	1,334,968	(573,459)	2,127,471

Unrealized currency gain					848,606

Total net unrealized gain on open contracts					2,976,077

December 31, 2010

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	3,675,090	(39,526)	—	(161,540)	3,474,024	1,210
Equity	361,145	(112,680)	21,990	—	270,455	576
Foreign currency	1,456,730	—	344,797	(105,251)	1,696,276	986
Interest rate	130,718	(115,308)	40	(98,768)	(83,318)	3,926

Total	5,623,683	(267,514)	366,827	(365,559)	5,357,437

Unrealized currency gain					709,601

Total net unrealized gain on open contracts					6,067,038

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter WNT

The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2011 and 2010:

December 31, 2011

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	53,417	(311,649)	393,065	(290,803)	(155,970)	382
Equity	66,968	(853)	24,716	(23,666)	67,165	221
Foreign currency	207,275	(4,171)	595,829	(37,164)	761,769	405
Interest rate	908,073	(52,740)	4,925	(6,788)	853,470	1,128

Total	1,235,733	(369,413)	1,018,535	(358,421)	1,526,434

Unrealized currency loss					(49,877)

Total net unrealized gain on open contracts					1,476,557

						Average Number of Contracts Outstanding for the Year (Absolute Quantity)
Option Contracts at Fair Value					$
Options purchased					1,720	6
Options written					(3,973)	6

December 31, 2010

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/ (Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	1,764,214	(43,969)	—	(53,370)	1,666,875	537
Equity	160,028	(83,999)	6,260	(1,925)	80,364	381
Foreign currency	944,666	(11,249)	10,887	(109,973)	834,331	620
Interest rate	31,487	(7,829)	369	(147,623)	(123,596)	1,604

Total	2,900,395	(147,046)	17,516	(312,891)	2,457,974

Unrealized currency loss					(12,756)

Total net unrealized gain on open contracts					2,445,218

		Average Number of Contracts Outstanding for the Year (Absolute Quantity)
Option Contracts at Fair Value	$
Options purchased	2,775	8
Options written	(5,500)	8

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

The following tables summarize the net trading results of each Partnership for the years ended December 31, 2011, 2010 and 2009, respectively.

Charter Campbell

The Effect of Trading Activities on the Statements of Income and Expenses for the year ended December 31, 2011 included in Total Trading Results:

Type of Instrument	$
Commodity	(4,324,493)
Equity	(5,133,663)
Foreign currency	(2,468,048)
Interest rate	12,229,439
Unrealized currency loss	(24,198)
Proceeds from Litigation	80

Total	279,117

Line Items on the Statements of Income and Expenses for the year ended December 31, 2011:

Trading Results	$
Net Realized	320,492
Net change in unrealized	(41,455)
Proceeds from Litigation	80

Total Trading Results	279,117

Charter Campbell

The Effect of Trading Activities on the Statements of Income and Expenses for the year ended December 31, 2010 included in Total Trading Results:

Type of Instrument	$
Commodity	2,623,618
Equity	(2,142,624)
Foreign currency	2,490,889
Interest rate	9,927,453
Unrealized currency loss	(74,383)
Proceeds from Litigation	6,177

Total	12,831,130

Line Items on the Statements of Income and Expenses for the year ended December 31, 2010:

Trading Results	$
Net Realized	9,247,401
Net change in unrealized	3,577,552
Proceeds from Litigation	6,177

Total Trading Results	12,831,130

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter Campbell

The Effect of Trading Activities on the Statements of Income and Expenses for the year ended December 31, 2009 included in Total Trading Results:

Type of Instrument	$
Commodity	(406,995)
Equity	(885,043)
Foreign currency	3,502,707
Interest rate	(4,817,441)
Unrealized currency gain	59,413

Total	(2,547,359)

Line Items on the Statements of Income and Expenses for the year ended December 31, 2009:

Trading Results	$
Net Realized	(596,625)
Net change in unrealized	(1,950,734)

Total Trading Results	(2,547,359)

Charter Aspect

The Effect of Trading Activities on the Statements of Income and Expenses for the year ended December 31, 2011 included in Total Trading Results:

Type of Instrument	$
Commodity	(2,318,060)
Equity	(2,222,271)
Foreign currency	(280,415)
Interest rate	13,845,290
Unrealized currency gain	139,004

Total	9,163,548

Line Items on the Statements of Income and Expenses for the year ended December 31, 2011:

Trading Results	$
Net Realized	12,254,509
Net change in unrealized	(3,090,961)

Total Trading Results	9,163,548

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter Aspect

The Effect of Trading Activities on the Statements of Income and Expenses for the year ended December 31, 2010 included in Total Trading Results:

Type of Instrument	$
Commodity	1,170,080
Equity	(2,549,288)
Foreign currency	4,924,389
Interest rate	15,903,498
Unrealized currency gain	67,332
Proceeds from Litigation	40,052

Total	19,556,063

Line Items on the Statements of Income and Expenses for the year ended December 31, 2010:

Trading Results	$
Net Realized	13,688,766
Net change in unrealized	5,827,245
Proceeds from Litigation	40,052

Total Trading Results	19,556,063

Charter Aspect

The Effect of Trading Activities on the Statements of Income and Expenses for the year ended December 31, 2009 included in Total Trading Results:

Type of Instrument	$
Commodity	(5,919,676)
Equity	1,387,998
Foreign currency	(4,832,915)
Interest rate	(4,657,633)
Unrealized currency loss	(170,127)

Total	(14,192,353)

Line Items on the Statements of Income and Expenses for the year ended December 31, 2009:

Trading Results	$
Net Realized	(6,921,660)
Net change in unrealized	(7,270,693)

Total Trading Results	(14,192,353)

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter WNT

The Effect of Trading Activities on the Statements of Income and Expenses for the year ended December 31, 2011 included in Total Trading Results:

Type of Instrument	$
Commodity	1,377,994
Equity	(1,384,478)
Foreign currency	167,453
Interest rate	6,968,653
Unrealized currency loss	(37,121)

Total	7,092,501

Line Items on the Statements of Income and Expenses for the year ended December 31, 2011:

Trading Results	$
Net Realized	8,058,605
Net change in unrealized	(966,104)

Total Trading Results	7,092,501

Charter WNT

The Effect of Trading Activities on the Statements of Income and Expenses for the year ended December 31, 2010 included in Total Trading Results:

Type of Instrument	$
Commodity	2,629,176
Equity	(745,185)
Foreign currency	3,756,154
Interest rate	8,508,553
Unrealized currency gain	1,756
Proceeds from Litigation	40,150

Total	14,190,604

Line Items on the Statements of Income and Expenses for the year ended December 31, 2010:

Trading Results	$
Net Realized	12,177,274
Net change in unrealized	1,973,180
Proceeds from Litigation	40,150

Total Trading Results	14,190,604

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter WNT

The Effect of Trading Activities on the Statements of Income and Expenses for the year ended December 31, 2009 included in Total Trading Results:

Type of Instrument	$
Commodity	(836,702)
Equity	(1,421,780)
Foreign currency	(1,704,499)
Interest rate	(1,376,349)
Unrealized currency loss	(106,648)

Total	(5,445,978)

Line Items on the Statements of Income and Expenses for the year ended December 31, 2009:

Trading Results	$
Net Realized	(3,514,634)
Net change in unrealized	(1,931,344)

Total Trading Results	(5,445,978)

7.	Fair Value Measurements and Disclosures

Financial instruments are carried at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified and disclosed in the following three levels: Level 1 — unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2 — inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including unadjusted quoted market prices for similar investments, interest rates, credit risk); and Level 3 — unobservable inputs for the asset or liability (including the Partnerships’ own assumptions used in determining the fair value of investments).

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships’ assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Partnerships’ assets and liabilities measured at fair value on a recurring basis are summarized in the following tables by the type of inputs applicable to the fair value measurements.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter Campbell

December 31, 2011	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$

Assets
Futures	1,856,568	—	n/a	1,856,568
Forwards	—	1,386,487	n/a	1,386,487

Total Assets	1,856,568	1,386,487	n/a	3,243,055

Liabilities
Futures	704,278	—	n/a	704,278
Forwards	—	56,077	n/a	56,077

Total Liabilities	704,278	56,077	n/a	760,355

Unrealized currency loss				(2,392,751)

*Net fair value	1,152,290	1,330,410	n/a	89,949

December 31, 2010	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$

Assets
Futures	1,656,055	—	n/a	1,656,055
Forwards	—	2,248,048	n/a	2,248,048
Options Purchased	—	366,896	n/a	366,896

Total Assets	1,656,055	2,614,944	n/a	4,270,999

Liabilities
Futures	482,383	—	n/a	482,383
Forwards	—	913,269	n/a	913,269
Options Written	—	166,225	n/a	166,225

Total Liabilities	482,383	1,079,494	n/a	1,561,877

Unrealized currency loss				(2,368,555)

*Net fair value	1,173,672	1,535,450	n/a	340,567

*	This amount comprises of the “Total net unrealized gain on open contracts” and options purchased and options written on the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter Aspect

December 31, 2011	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$

Assets
Futures	3,027,158	—	n/a	3,027,158
Forwards	—	220,966	n/a	220,966

Total Assets	3,027,158	220,966	n/a	3,248,124

Liabilities
Futures	977,762	—	n/a	977,762
Forwards	—	142,891	n/a	142,891

Total Liabilities	977,762	142,891	n/a	1,120,653

Unrealized currency gain				848,606

*Net fair value	2,049,396	78,075	n/a	2,976,077

December 31, 2010	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$

Assets
Futures	4,192,975	—	n/a	4,192,975
Forwards	—	1,797,535	n/a	1,797,535

Total Assets	4,192,975	1,797,535	n/a	5,990,510

Liabilities
Futures	527,822	—	n/a	527,822
Forwards	—	105,251	n/a	105,251

Total Liabilities	527,822	105,251	n/a	633,073

Unrealized currency gain				709,601

*Net fair value	3,665,153	1,692,284	n/a	6,067,038

*	This amount comprises of the “Total net unrealized gain on open contracts” on the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter WNT

December 31, 2011	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$

Assets
Futures	2,222,818	—	n/a	2,222,818
Forwards	—	31,450	n/a	31,450
Options Purchased	1,720	—	n/a	1,720

Total Assets	2,224,538	31,450	n/a	2,255,988

Liabilities
Futures	705,532	—	n/a	705,532
Forwards	—	22,302	n/a	22,302
Options Written	3,973	—	n/a	3,973

Total Liabilities	709,505	22,302	n/a	731,807

Unrealized currency loss				(49,877)

*Net fair value	1,515,033	9,148	n/a	1,474,304

December 31, 2010	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$

Assets
Futures	2,868,141	—	n/a	2,868,141
Forwards	—	49,770	n/a	49,770
Options Purchased	2,775	—	n/a	2,775

Total Assets	2,870,916	49,770	n/a	2,920,686

Liabilities
Futures	447,839	—	n/a	447,839
Forwards	—	12,098	n/a	12,098
Options Written	5,500	—	n/a	5,500

Total Liabilities	453,339	12,098	n/a	465,437

Unrealized currency loss				(12,756)

*Net fair value	2,417,577	37,672	n/a	2,442,493

*	This amount comprises of the “Total net unrealized gain on open contracts” and options purchased and options written on the Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

8.	Financial Highlights

The following ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partners’ share of income, expenses and average net assets.

Charter Campbell

	2011	2010	2009
Per Unit operating performance:
Net asset value, January 1:	$10.59	$9.79	$10.88

Interest Income	— (3)	0.01	0.01
Expenses	(0.83)	(0.83)	(0.90)
Realized/Unrealized Gain (Loss) (1)	0.01	1.62 (2)	(0.20	)(2)

Net Gain (Loss)	(0.82)	0.80	(1.09)

Net asset value, December 31:	$9.77	$10.59	$9.79

For the Calendar Year:
Ratios to average net assets:
Net Investment Loss	(8.2)%	(8.7)%	(8.9)%
Expenses before Incentive Fees	8.2%	8.8%	9.0%
Expenses after Incentive Fees	8.2%	8.8%	9.0%
Net Gain (Loss)	(7.8)%	7.0%	(11.2)%
Total return before incentive fees	(7.7)%	8.2%	(10.0)%
Total return after incentive fees	(7.7)%	8.2%	(10.0)%

(1)	Realized/Unrealized Gain (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.
(2)	These amounts have been reclassified from the prior year financial statements to conform to the current year presentation. Specifically, realized and unrealized gain (loss) per Unit amounts were combined in the 2011 Financial Highlights presentation.
(3)	Amounts less than 0.005%

Charter Aspect

	2011	2010	2009
Per Unit operating performance:
Net asset value, January 1:	$20.71	$18.72	$22.48

Interest Income	0.01	0.02	0.02
Expenses	(1.67)	(1.54)	(1.66)
Realized/Unrealized Gain (Loss) (1)	1.89	3.51 (2)	(2.12	)(2)

Net Gain (Loss)	0.23	1.99	(3.76)

Net asset value, December 31:	$20.94	$20.71	$18.72

For the Calendar Year:
Ratios to average net assets:
Net Investment Loss	(8.1)%	(7.9)%	(8.3)%
Expenses before Incentive Fees	8.1%	8.0%	8.3%
Expenses after Incentive Fees	8.1%	8.0%	8.4%
Net Gain (Loss)	1.1%	10.1%	(19.2)%
Total return before incentive fees	1.1%	10.6%	(16.6)%
Total return after incentive fees	1.1%	10.6%	(16.7)%

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

(1)	Realized/Unrealized Gain (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.
(2)	These amounts have been reclassified from the prior year financial statements to conform to the current year presentation. Specifically, realized and unrealized gain (loss) per Unit amounts were combined in the 2011 Financial Highlights presentation.

Charter WNT

	2011	2010	2009
Per Unit operating performance:
Net asset value, January 1:	$12.42	$11.44	$13.02

Interest Income	0.01	0.01	0.01
Expenses	(0.96)	(0.95)	(0.99)
Realized/Unrealized Gain (Loss) (1)	1.15	1.92 (2)	(0.60	)(2)

Net Gain (Loss)	0.20	0.98	(1.58)

Net asset value, December 31:	$12.62	$12.42	$11.44

For the Calendar Year:
Ratios to average net assets:
Net Investment Loss	(7.7)%	(8.0)%	(8.3)%
Expenses before Incentive Fees	7.7%	8.1%	8.3%
Expenses after Incentive Fees	7.7%	8.1%	8.4%
Net Gain (Loss)	1.7%	8.2%	(13.6)%
Total return before incentive fees	1.6%	8.6%	(12.0)%
Total return after incentive fees	1.6%	8.6%	(12.1)%

(1)	Realized/Unrealized Gain (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.
(2)	These amounts have been reclassified from the prior year financial statements to conform to the current year presentation. Specifically, realized and unrealized gain (loss) per Unit amounts were combined in the 2011 Financial Highlights presentation.

9.	Subsequent Events

Management performed its evaluation of subsequent events through the date of filing, and has determined that there were no subsequent events requiring adjustments or disclosure in the financial statements other than disclosed below.

Effective January 1, 2012, Winton in consultation with the General Partner, agreed to increase the amount of leverage applied to the assets of Charter WNT allocated to Winton to 1.5 times and traded pursuant to Winton’s Diversified Program.

CERES MANAGED FUTURES LLC

522 Fifth Avenue • 14th Floor

New York, NY 10036

Publication # 12

Investments and services offered through Morgan Stanley Smith Barney LLC, and accounts carried by Morgan Stanley & Co. LLC © 2011 Morgan Stanley Smith Barney LLC. Member SIPC.