Form 10-K, Exhibit 13
period 2015-12-31
MORGAN STANLEY SMITH BARNEY CHARTER CAMPBELL LP
filed 2016-03-28
CIK 1169749

Exhibit 13.01

To the Limited Partners of

Morgan Stanley Smith Barney Charter Campbell L.P.

Morgan Stanley Smith Barney Charter Aspect L.P.

Morgan Stanley Smith Barney Charter WNT L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

By:	Patrick T. Egan
President and Director
Ceres Managed Futures LLC General Partner,
Morgan Stanley Smith Barney Charter
Campbell L.P.
Morgan Stanley Smith Barney Charter
Aspect L.P.
Morgan Stanley Smith Barney Charter
WNT L.P.

Ceres Managed Futures LLC 522 Fifth Avenue New York, NY 10036 (855) 672-4468

Management’s Report on Internal Control Over

Financial Reporting

Ceres Managed Futures LLC (“Ceres”), the general partner of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P. and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the “Partnerships”), is responsible for the management of the Partnerships.

Management of the Partnerships, Ceres (“Management”), is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a–15(f) and 15d– 15(f) under the Securities Exchange Act of 1934, as amended, and for the assessment of internal control over financial reporting. The Partnerships’ internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnerships’ internal control over financial reporting includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and the directors of Ceres; and

(iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships’ assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management has assessed the effectiveness of the Partnerships’ internal control over financial reporting as of December 31, 2015. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2015, based on the criteria referred to above.

Patrick T. Egan	Steven Ross
President and Director	Chief Financial Officer and Director
Ceres Managed Futures LLC	Ceres Managed Futures LLC
General Partner,	General Partner,

Morgan Stanley Smith Barney Charter Campbell L.P.	Morgan Stanley Smith Barney Charter Campbell L.P.

Morgan Stanley Smith Barney Charter Aspect L.P.	Morgan Stanley Smith Barney Charter Aspect L.P.

Morgan Stanley Smith Barney Charter WNT L.P.	Morgan Stanley Smith Barney Charter WNT L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P. and Morgan Stanley Smith Barney Charter WNT L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P. and Morgan Stanley Smith Barney Charter WNT L.P. (collectively, the “Partnerships”), including the condensed schedules of investments, as of December 31, 2015 and 2014, and the related statements of income and expenses and changes in partners’ capital for each of the three years in the period ended December 31, 2015. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Charter Campbell L.P., Morgan Stanley Smith Barney Charter Aspect L.P. and Morgan Stanley Smith Barney Charter WNT L.P. as of December 31, 2015 and 2014, and the results of their operations and changes in their partners’ capital for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2016

Morgan Stanley Smith Barney Charter Campbell L.P.

Statements of Financial Condition

December 31, 2015 and 2014

	December 31,	December 31,
	2015	2014
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (amortized cost $15,499,510 and $0 at December 31, 2015 and 2014, respectively)	$15,498,983	$-
Unrestricted cash (Note 2c)	4,372,856	22,998,465
Restricted cash (Note 2c)	2,434,648	2,100,772
Net unrealized gain (loss) on open contracts	(248,756)	1,293,243

Total equity in trading account	22,057,731	26,392,480

Interest receivable (Note 2f)	605	118

Total assets	$22,058,336	$26,392,598

Liabilities and Partners’ Capital:
Liabilities:
Redemptions payable to Limited Partners (Note 2j)	$278,476	$262,478
Accrued expenses:
Ongoing placement agent fees (Note 2g)	38,090	41,938
General Partner fees (Note 2g)	38,090	41,938
Management fees (Note 3)	28,569	31,454

Total liabilities	383,225	377,808

Partners’ Capital:
Limited Partners (1,774,475.344 and 2,022,565.842 Units outstanding at December 31, 2015 and 2014, respectively)	21,431,326	25,731,841
General Partner (20,184.324 and 22,240.245 Units outstanding at December 31, 2015 and 2014, respectively)	243,785	282,949

Total partners’ capital	21,675,111	26,014,790

Total liabilities and partners’ capital	$22,058,336	$26,392,598

Net asset value per Unit	$12.08	$12.72

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Condensed Schedule of Investments

December 31, 2015

Futures and Forward Contracts Purchased			Fair Value	% of Partners’ Capital
Commodity			$10,619	0.05%
Equity			(13,248)	(0.06)
Foreign currency			(235,443)	(1.09)
Interest rate			(4,446)	(0.02)

Total futures and forward contracts purchased			(242,518)	(1.12)

Futures and Forward Contracts Sold
Commodity			(295,791)	(1.37)
Equity			(217)	(0.00) *
Foreign currency			287,291	1.33
Interest rate			2,479	0.01

Total futures and forward contracts sold			(6,238)	(0.03)

Net unrealized gain (loss) on open contracts			$(248,756)	(1.15)%

U.S. Government Securities
Face Amount	Maturity Date	Description	Fair Value	% of Partners’ Capital

$ 15,500,000	1/21/2016	U.S. Treasury bills, 0.0125% (amortized cost of $15,499,510)	$15,498,983	71.51%

Net fair value			$15,250,227	70.36%

*	Due to rounding

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Condensed Schedule of Investments

December 31, 2014

Futures and Forward Contracts Purchased	Fair Value	% of Partners’ Capital
Commodity	$(113,739)	(0.44)%
Equity	7,721	0.03
Foreign currency	(717,451)	(2.76)
Interest rate	616,313	2.37

Total futures and forward contracts purchased	(207,156)	(0.80)

Futures and Forward Contracts Sold
Commodity	266,088	1.02
Equity	(3,572)	(0.01)
Foreign currency	1,236,120	4.75
Interest rate	1,763	0.01

Total futures and forward contracts sold	1,500,399	5.77

Net unrealized gain (loss) on open contracts	$1,293,243	4.97%

Net fair value	$1,293,243	4.97%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Statements of Income and Expenses

for the years ended December 31, 2015, 2014 and 2013

	2015	2014	2013
Investment Income:
Interest income	$1,688	$4,293	$17,660

Expenses:
General Partner fees (Note 2g)	493,060	121,926	-
Ongoing placement agent fees (Note 2g)	493,060	121,926	-
Management fees (Note 3)	369,796	465,518	810,845
Brokerage fees (Note 2g)	-	993,118	2,432,536

Total expenses	1,355,916	1,702,488	3,243,381

Net investment loss	(1,354,228)	(1,698,195)	(3,225,721)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	(706,577)	5,245,875	7,027,256
Net change in unrealized gains (losses) on open contracts	859,306	118,025	(120,080)

Total trading results	152,729	5,363,900	6,907,176

Net income (loss)	$(1,201,499)	$3,665,705	$3,681,455

Net income (loss) allocation:
Limited Partners	$(1,187,335)	$3,619,985	$3,639,202

General Partner	$(14,164)	$45,720	$42,253

Net Income (Loss) Per Unit (Note 7)*
Limited Partners	$(0.64)	$2.18	$0.85

General Partner	$(0.64)	$2.18	$0.85

Weighted average Units outstanding	1,936,883.560	2,626,817.960	3,896,667.551

*	Represents the change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Campbell L.P.

Statements of Changes in Partners’ Capital

for the years ended December 31, 2015, 2014 and 2013

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2012	4,418,246.715	$42,313,890	$520,490	$42,834,380
Net income (loss)	-	3,639,202	42,253	3,681,455
Redemptions	(1,037,402.578)	(10,807,107)	(75,009)	(10,882,116)

Partners’ Capital, December 31, 2013	3,380,844.137	35,145,985	487,734	35,633,719
Net income (loss)	-	3,619,985	45,720	3,665,705
Redemptions	(1,336,038.050)	(13,034,129)	(250,505)	(13,284,634)

Partners’ Capital, December 31, 2014	2,044,806.087	25,731,841	282,949	26,014,790
Net income (loss)	-	(1,187,335)	(14,164)	(1,201,499)
Redemptions	(250,146.419)	(3,113,180)	(25,000)	(3,138,180)

Partners’ Capital, December 31, 2015	1,794,659.668	$21,431,326	$243,785	$21,675,111

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Financial Condition

December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (amortized cost $24,998,531 and $0 at December 31, 2015 and 2014, respectively)	$24,995,953	$-
Unrestricted cash (Note 2c)	7,838,310	32,383,351
Restricted cash (Note 2c)	3,909,258	3,725,013
Net unrealized gain (loss) on open contracts	(214,004)	2,744,445

Total equity in trading account	36,529,517	38,852,809

Interest receivable (Note 2f)	1,038	180

Total assets	$36,530,555	$38,852,989

Liabilities and Partners’ Capital:
Liabilities:
Redemptions payable to Limited Partners (Note 2j)	$279,640	$639,973
Redemptions payable to General Partner (Note 2j)	-	25,000
Accrued expenses:
Ongoing placement agent fees (Note 2g)	61,908	59,578
General Partner fees (Note 2g)	61,908	59,578
Management fees (Note 3)	46,432	44,683
Incentive fees (Note 3)	5,391	-

Total liabilities	455,279	828,812

Partners’ Capital:
Limited Partners (1,585,517.426 and 1,783,209.561 Units outstanding at December 31, 2015 and 2014, respectively)	35,657,357	37,608,412
General Partner (18,582.876 and 19,713.586 Units outstanding at December 31, 2015 and 2014, respectively)	417,919	415,765

Total partners’ capital	36,075,276	38,024,177

Total liabilities and partners’ capital	$36,530,555	$38,852,989

Net asset value per Unit	$22.49	$21.09

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Condensed Schedule of Investments

December 31, 2015

Futures and Forward Contracts Purchased			Fair Value	% of Partners’ Capital
Commodity			$26,753	0.07%
Equity			(8,153)	(0.02)
Foreign currency			14,901	0.04
Interest rate			(307,914)	(0.85)

Total futures and forward contracts purchased			(274,413)	(0.76)

Futures and Forward Contracts Sold
Commodity			(158,880)	(0.44)
Equity			(20,347)	(0.06)
Foreign currency			234,160	0.65
Interest rate			5,476	0.02

Total futures and forward contracts sold			60,409	0.17

Net unrealized gain (loss) on open contracts			$(214,004)	(0.59)%

U.S. Government Securities
Face Amount	Maturity Date	Description	Fair Value	% of Partners’ Capital

		U.S. Treasury bills, 0.015%
$ 25,000,000	3/3/2016	(amortized cost of $24,998,531)	$24,995,953	69.29%

Net fair value			$24,781,949	68.70%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Condensed Schedule of Investments

December 31, 2014

Futures and Forward Contracts Purchased	Fair Value	% of Partners’ Capital
Commodity	$(267,252)	(0.70)%
Equity	261,080	0.69
Foreign currency	(98,268)	(0.26)
Interest rate	1,165,194	3.06

Total futures and forward contracts purchased	1,060,754	2.79

Futures and Forward Contracts Sold
Commodity	1,216,747	3.20
Equity	(33,224)	(0.09)
Foreign currency	511,199	1.34
Interest rate	(11,031)	(0.03)

Total futures and forward contracts sold	1,683,691	4.42

Net unrealized gain (loss) on open contracts	$2,744,445	7.21%

Net fair value	$2,744,445	7.21%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Income and Expenses

for the years ended December 31, 2015, 2014 and 2013

	2015	2014	2013
Investment Income:
Interest income	$714	$5,809	$24,355

Expenses:
General Partner fees (Note 2g)	741,571	168,227	-
Ongoing placement agent fees (Note 2g)	741,571	168,227	-
Management fees (Note 3)	556,177	542,326	821,492
Incentive fees (Note 3)	165,249	-	-
Brokerage fees (Note 2g)	-	1,323,653	3,285,965

Total expenses	2,204,568	2,202,433	4,107,457

Net investment loss	(2,203,854)	(2,196,624)	(4,083,102)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	8,429,385	9,880,237	(1,960,912)
Net change in unrealized gains (losses) on open contracts	(3,865,232)	824,560	1,206,417

Total trading results	4,564,153	10,704,797	(754,495)

Net income (loss)	$2,360,299	$8,508,173	$(4,837,597)

Net income (loss) allocation:
Limited Partners	$2,333,145	$8,402,318	$(4,784,987)

General Partner	$27,154	$105,855	$(52,610)

Net Income (Loss) Per Unit (Note 7)*
Limited Partners	$1.40	$4.82	$(1.56)

General Partner	$1.40	$4.82	$(1.56)

Weighted average Units outstanding	1,716,767.547	2,234,117.260	3,174,687.468

*	Represents the change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Aspect L.P.

Statements of Changes in Partners’ Capital

for the years ended December 31, 2015, 2014 and 2013

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2012	3,549,673.924	$62,561,958	$737,538	$63,299,496
Net income (loss)	-	(4,784,987)	(52,610)	(4,837,597)
Redemptions	(740,308.303)	(12,664,919)	(100,018)	(12,764,937)

Partners’ Capital, December 31, 2013	2,809,365.621	45,112,052	584,910	45,696,962
Net income (loss)	-	8,402,318	105,855	8,508,173
Redemptions	(1,006,442.474)	(15,905,958)	(275,000)	(16,180,958)

Partners’ Capital, December 31, 2014	1,802,923.147	37,608,412	415,765	38,024,177
Net income (loss)	-	2,333,145	27,154	2,360,299
Redemptions	(198,822.845)	(4,284,200)	(25,000)	(4,309,200)

Partners’ Capital, December 31, 2015	1,604,100.302	$35,657,357	$417,919	$36,075,276

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Statements of Financial Condition

December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (amortized cost $16,996,479 and $0 at December 31, 2015 and 2014, respectively)	$16,998,561	$-
Unrestricted cash (Note 2c)	7,076,316	27,374,701
Restricted cash (Note 2c)	3,396,902	3,177,480
Net unrealized gain (loss) on open contracts	240,259	1,166,581

Total equity in trading account	27,712,038	31,718,762

Interest receivable (Note 2f)	2,030	191

Total assets	$27,714,068	$31,718,953

Liabilities and Partners’ Capital:
Liabilities:
Redemptions payable to Limited Partners (Note 2j)	$196,980	$204,823
Accrued expenses:
Ongoing placement agent fees (Note 2g)	47,197	52,189
General Partner fees (Note 2g)	47,197	52,189
Management fees (Note 3)	35,397	39,141
Incentive fees (Note 3)	-	52,422

Total liabilities	326,771	400,764

Partners’ Capital:
Limited Partners (1,907,271.893 and 2,129,089.734 Units outstanding at December 31, 2015 and 2014, respectively)	27,082,634	30,958,035
General Partner (21,455.532 and 24,768.986 Units outstanding at December 31, 2015 and 2014, respectively)	304,663	360,154

Total partners’ capital	27,387,297	31,318,189

Total liabilities and partners’ capital	$27,714,068	$31,718,953

Net asset value per Unit	$14.20	$14.54

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Condensed Schedule of Investments

December 31, 2015

Futures and Forward Contracts Purchased	Fair Value	% of Partners’ Capital
Commodity	$16,092	0.06%
Equity	49,659	0.18
Foreign currency	(127,605)	(0.46)
Interest rate	(182,886)	(0.67)

Total futures and forward contracts purchased	(244,740)	(0.89)

Futures and Forward Contracts Sold
Commodity	245,093	0.89
Equity	(21,958)	(0.08)
Foreign currency	263,305	0.96
Interest rate	(1,441)	(0.01)

Total futures and forward contracts sold	484,999	1.76

Net unrealized gain (loss) on open contracts	$240,259.00	0.87%

U.S. Government Securities

Face Amount	Maturity Date	Description	Fair Value	% of Partners’ Capital

$ 6,000,000	2/11/2016	U.S. Treasury bills, 0.125% (amortized cost of $5,998,104)	5,999,283	21.91
$ 11,000,000	1/21/2016	U.S. Treasury bills, 0.19% (amortized cost of $10,998,375)	10,999,278	40.16

Total U.S. Government Securities			$16,998,561	62.07%

Net fair value			$17,238,820	62.94%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Condensed Schedule of Investments

December 31, 2014

		% of
Futures and Forward Contracts Purchased	Fair Value	Partners’ Capital
Commodity	$(333,042)	(1.06)%
Equity	329,555	1.05
Foreign currency	(232,147)	(0.74)
Interest rate	434,856	1.39

Total futures and forward contracts purchased	199,222	0.64

Futures and Forward Contracts Sold
Commodity	627,600	2.00
Equity	(34,599)	(0.11)
Foreign currency	376,313	1.20
Interest rate	(1,955)	(0.01)

Total futures and forward contracts sold	967,359	3.08

Net unrealized gain (loss) on open contracts	$1,166,581	3.72%

Net fair value	$1,166,581	3.72%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Statements of Income and Expenses

for the years ended December 31, 2015, 2014 and 2013

	2015	2014	2013
Investment Income:
Interest income	$6,832	$6,237	$22,276

Expenses:
General Partner fees (Note 2g)	593,842	148,721	-
Ongoing placement agent fees (Note 2g)	593,842	148,721	-
Management fees (Note 3)	445,382	467,208	597,998
Incentive fees (Note 3)	486,201	782,951	-
Brokerage fees (Note 2g)	-	1,125,659	2,391,993

Total expenses	2,119,267	2,673,260	2,989,991

Net investment loss	(2,112,435)	(2,667,023)	(2,967,715)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	2,280,468	8,548,536	4,765,656
Net change in unrealized gains (losses) on open contracts	(834,747)	(722,641)	1,104,008

Total trading results	1,445,721	7,825,895	5,869,664

Net income (loss)	$(666,714)	$5,158,872	$2,901,949

Net income (loss) allocation:
Limited Partners	$(661,836)	$5,089,498	$2,866,532

General Partner	$(4,878)	$69,374	$35,417

Net Income (Loss) Per Unit (Note 7)*
Limited Partners	$(0.34)	$2.32	$0.85

General Partner	$(0.34)	$2.32	$0.85

Weighted average Units outstanding	2,044,032.244	2,473,873.456	3,418,522.950

*	Represents the change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter WNT L.P.

Statements of Changes in Partners’ Capital

for the years ended December 31, 2015, 2014 and 2013

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital,
December 31, 2012	3,829,856.307	$43,017,920	$530,369	$43,548,289
Net income (loss)	-	2,866,532	35,417	2,901,949
Redemptions	(768,478.549)	(8,979,422)	(75,006)	(9,054,428)

Partners’ Capital,
December 31, 2013	3,061,377.758	36,905,030	490,780	37,395,810
Net income (loss)	-	5,089,498	69,374	5,158,872
Redemptions	(907,519.038)	(11,036,493)	(200,000)	(11,236,493)

Partners’ Capital,
December 31, 2014	2,153,858.720	30,958,035	360,154	31,318,189
Net income (loss)	-	(661,836)	(4,878)	(666,714)
Redemptions	(225,131.295)	(3,213,565)	(50,613)	(3,264,178)

Partners’ Capital,
December 31, 2015	1,928,727.425	$27,082,634	$304,663	$27,387,297

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

1.	Organization:

Morgan Stanley Smith Barney Charter Campbell L.P. (“Charter Campbell”), Morgan Stanley Smith Barney Charter Aspect L.P. (“Charter Aspect”) and Morgan Stanley Smith Barney Charter WNT L.P. (“Charter WNT”) (individually, a “Partnership”, or collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”) (refer to Note 4, “Financial Instruments”). The General Partner (defined below) may also determine to invest up to all of the Partnerships’ assets in United States (“U.S.”) Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates.

Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner (“Ceres” or the “General Partner”) and commodity pool operator of the Partnerships. Ceres is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC (“MSSBH”). MSSBH is wholly-owned indirectly by Morgan Stanley. Prior to June 28, 2013, Citigroup Inc. was the indirect minority owner of MSSBH. Morgan Stanley Smith Barney LLC is doing business as Morgan Stanley Wealth Management (“Morgan Stanley Wealth Management”). This entity previously acted as a non-clearing commodity broker for the Partnerships. Morgan Stanley Wealth Management is a principal subsidiary of MSSBH.

The clearing commodity broker is Morgan Stanley & Co. LLC (“MS&Co.”). MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. MS&Co. is a wholly-owned subsidiary of Morgan Stanley.

The Partnerships no longer offer units of limited partnership interest (“Unit(s)”) for purchase or exchange.

Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based on their proportional ownership interest.

In July 2015, the General Partner delegated certain administrative functions to SS&C Technologies, Inc., a Delaware corporation, currently doing business as SS&C GlobeOp (the “Administrator”). Pursuant to a master services agreement, the Administrator furnishes certain administrative, accounting, regulatory, reporting, tax and other services as agreed from time to time. In addition, the Administrator maintains certain books and records of the Partnerships. The General Partner pays or reimburses each Partnership, from the General Partner fee (formerly, the administrative fee) (described in Note 2g) it receives from each Partnership, the ordinary administrative expenses of the respective Partnership. This includes the expenses related to the engagement of the Administrator. Therefore, the engagement of the Administrator did not impact the Partnerships’ respective break-even points.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

2.	Basis of Presentation and Summary of Significant Accounting Policies:

a.

Use of Estimates. The preparation of financial statements and accompanying notes in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities, income and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. As a result, actual results could differ from these estimates.

b.	Statement of Cash Flows. The Partnerships are not required to provide a Statement of Cash Flows.

c.

Restricted and Unrestricted Cash. The cash held by each Partnership is on deposit in commodity brokerage accounts with MS&Co. As reflected in each Partnership’s Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forward and option contracts and offset unrealized losses only on the offsetting London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash. Restricted and unrestricted cash includes cash denominated in foreign currencies of ($230,412) (proceeds of $230,918) and $182,941 (cost of $2,583,740) for Charter Campbell, $240,854 (cost of $243,631) and $(630,347) (proceeds of $1,534,353) for Charter Aspect and $801,194 (cost of $807,121) and $584,079 (cost of $681,581) for Charter WNT as of December 31, 2015 and 2014, respectively.

d.

Foreign Currency Transactions and Translation. The Partnerships’ functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the respective Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. The effects of changes in foreign currency exchange rates on investments are not segregated in the respective Statements of Income and Expenses from the changes in market price of those investments, but are included in the net realized gains (losses) on closed contracts and net change in unrealized gains (losses) on open contracts in each Partnership’s Statements of Income and Expenses.

e.

Income Taxes. Income taxes have not been listed as each partner is individually liable for the taxes, if any, on its share of the respective Partnership’s income and expenses. The General Partner concluded that no provision for income tax is required in each Partnership’s financial statements. The Partnerships file U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The 2012 through 2015 tax years remain subject to examination by U.S. federal and most state tax authorities. The General Partner does not believe that there are any uncertain tax positions that require recognition of a tax liability.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

f.

Revenue Recognition. For excess cash which is not invested by the General Partner in U.S. Treasury bills and/or other permitted investments, monthly, MS&Co. pays each Partnership interest income on 100% of its average daily equity maintained in cash in the Partnerships’ accounts during each month at a rate equal to 80% for Charter Aspect and Charter Campbell and 100% for Charter WNT of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. and Ceres retain any interest earned on such uninvested cash in excess of the interest paid to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on forward contracts and other Futures Interests that have not been received.

g.

Brokerage and Related Transaction Fee and Cost. Prior to April 1, 2014, the Partnerships each accrued a flat rate brokerage fee that covered all brokerage fees, transaction fees and costs, and ordinary administrative expenses. The brokerage fees for the Partnerships were accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of the respective Partnership’s net assets as of the first day of each month.

Effective April 1, 2014, the flat rate brokerage fee for the Partnerships was reduced from a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) to 1/12 of 4.0% (a 4.0% annual rate) of the respective Partnership’s net assets as of the first day of each month.

Effective October 1, 2014, the flat rate brokerage fee accrued by the Partnerships, equal to 1/12 of 4.0% (a 4.0% annual rate) of each such Partnership’s net assets, was separated into (i) a general partner administrative fee (the “General Partner fee”) payable to the General Partner equal to an annual rate of 2.0% of the relevant Partnership’s net assets and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to an annual rate of 2.0% of the relevant Partnership’s net assets.

The October 1, 2014 fee changes, in the aggregate, did not exceed the flat rate brokerage fee and, accordingly, there was no change to the aggregate fees incurred by each Partnership. The General Partner pays or reimburses the Partnerships for all fees and costs charged or incurred by MS&Co., the General Partner and/or their affiliates or any other entity acting as a commodity broker for the Partnerships.

h.

Equity in Trading Account. The Partnerships’ asset “Equity in trading account” reflected in each such Partnership’s Statements of Financial Condition, consists of (a) cash on deposit with MS&Co., a portion of which is to be used as margin for trading, (b) net unrealized gains or losses on futures and forward contracts, which calculated as the difference between the original contract value and fair value and (c) U.S. Treasury bills, at fair value.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. acting as its commodity broker. Pursuant to brokerage agreements with MS&Co., to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis in each Partnership’s Statements of Financial Condition.

The Partnerships have offset their unrealized gains or losses on forward contracts executed with the same counterparty in their respective Statements of Financial Condition as allowable under the terms of their master netting agreements with MS&Co., the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

i.

Investment Company Status. Effective January 1, 2014, the Partnerships adopted Accounting Standards Update (“ASU”) 2013-08 “Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Partnerships have has been deemed to be an investment companies since inception. Accordingly, the Partnerships follow the investment company accounting and reporting guidance of Topic 946 and reflect their investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in each Partnership’s Statements of Income and Expenses.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

j.

Redemptions. Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 P.M., New York City time, on the last day of the month in which the redemption is to be effective.

k.

Distributions. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships’ profits.

l.

Dissolution of the Partnerships — Charter Aspect will terminate on December 31, 2025, and Charter Campbell and Charter WNT will each terminate on December 31, 2035, or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

m.	Net Income (Loss) Per Unit. Net income (loss) per Unit is calculated in accordance with investment company guidance. See Note 7, “Financial Highlights.”

n.

Fair Value of Financial Instruments. The carrying value of the Partnerships’ assets and liabilities presented in the respective Statements of Financial Condition that qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825, “Financial Instruments,” approximates fair value due to the short term nature of such balances.

o.

Recent Accounting Pronouncements. In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments for all entities that hold financial assets or owe financial liabilities. One of the amendments in this update eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet or a description of changes in the methods and significant assumptions. Additionally, the update eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. Investment companies are specifically exempted from ASU 2016-01’s equity investment accounting provisions and will continue to follow the industry specific guidance for investment accounting under Topic 946. For public business entities, this update is effective for fiscal years beginning after December 15, 2017, and interim periods therein. For other entities, it is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The General Partner is currently evaluating the impact this guidance will have on the Partnerships’ financial statements and related disclosures.

p.

Reclassification. Certain prior period amounts have been reclassified to conform to current period presentation. Amounts previously presented as unrealized currency gain (loss) in each Partnership’s Condensed Schedules of Investments and included in net unrealized gain (loss) on open contracts in each Partnership’s Statements of Financial Condition are now reported as part of unrestricted cash in each Partnership’s Statements of Financial Condition. In each Partnership’s financial highlights, interest income per Unit and expenses per Unit previously presented separately are now combined into net investment loss per Unit.

q.

Subsequent Events. The General Partner evaluates events that occur after the balance sheet date but before financial statements are issued. The General Partner has assessed the subsequent events for each Partnership through the date of issuance and determined that there were no subsequent events requiring adjustment of or disclosure in the financial statements.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

3.	Trading Advisors:

Ceres, on behalf of each Partnership, retains certain unaffiliated commodity trading advisors which are registered with the Commodity Futures Trading Commission, to make all trading decisions for the Partnerships. The trading advisor for each Partnership at December 31, 2015 and 2014, were as follows:

Morgan Stanley Smith Barney Charter Campbell L.P.

Campbell & Company, Inc. (“Campbell”)

Morgan Stanley Smith Barney Charter Aspect L.P.

Aspect Capital Limited (“Aspect”)

Morgan Stanley Smith Barney Charter WNT L.P.

Winton Capital Management Limited (“Winton”)

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee — Charter Campbell pays Campbell a flat-rate monthly fee equal to 1/12th of 1.5% (a 1.5% annual rate) of Charters Campbell’s net assets under management by Campbell as of the first day of each month.

Charter Aspect pays Aspect a flat-rate monthly fee equal to 1/12th of 1.5% (a 1.5% annual rate) of Charter Aspect’s net assets under management by Aspect as of the first day of each month.

Charter WNT pays Winton a flat-rate monthly fee equal to 1/12th of 1.5% (a 1.5% annual rate) of Charter WNT’s net assets under management by Winton as of the first day of each month.

Effective June 1, 2014, the management fee payable by Charter Campbell to Campbell was reduced from a monthly management fee rate equal to 1/12th of 2% (a 2% annual rate) per month of Charter Campbell’s net assets allocated to Campbell on the first day of each month to a monthly management fee rate equal to 1/12th of 1.5% (a 1.5% annual rate) per month of Charter Campbell’s net assets allocated to Campbell on a first day of each month.

Incentive Fee — Each Partnership’s incentive fee is equal to 20% of trading profits paid on a monthly basis.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage, ongoing placement agent, management and General Partner fees, as applicable, are deducted. When a trading advisor experiences losses with respect to net assets as of the end of a calendar month, the trading advisor must recover such losses before the trading advisor is eligible for an incentive fee in the future. Cumulative trading losses are adjusted on a pro-rated basis for the amount of each month’s redemptions.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

4.	Financial Instruments:

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price.

The fair value of an exchange-traded contract is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price will be equal to the settlement price on the first subsequent day on which the contract could be liquidated.

The exchange-traded contracts and the off-exchange traded contracts are fair valued on a daily basis.

The Partnerships’ contracts are accounted for on a trade-date basis. Gains or losses are realized when the contracts are liquidated and are determined using the first-in, first-out method.

The net unrealized gains (losses) on open contracts at December 31, 2015 and 2014, respectively, reported as a component of “Equity in trading account” in the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Campbell

	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
2015	$(300,605)	$51,849	$(248,756)	Mar. 2017	Mar. 2016
2014	774,574	518,669	1,293,243	Mar. 2016	Mar. 2015

Charter Aspect
	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
2015	$(456,505)	$242,501	$(214,004)	Jun. 2018	Mar. 2016
2014	2,349,455	394,990	2,744,445	Jun. 2017	Mar. 2015
Charter WNT
	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
2015	$292,925	$(52,666)	$240,259	Dec. 2018	Jun. 2016
2014	1,355,696	(189,115)	1,166,581	Mar. 2018	Jun. 2015

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the respective financial statements, the credit risk associated with the instruments in which each Partnership trades is limited to the unrealized gains (losses) amounts reflected in the respective Partnership’s Statements of Financial Condition. The net unrealized gains (losses) on open contracts are further disclosed by type of contract and corresponding fair value level in Note 6, “Fair Value Measurements.”

The Partnerships also have credit risk because MS&Co. acts as the futures commission merchant and/or counterparty, as applicable, with respect to most of the Partnerships’ assets. Exchange-traded futures and exchange-traded forward contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co., which is acting as a commodity futures broker for each Partnership’s exchange-traded futures and exchange-traded forward contracts, is required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from its own assets, and for the sole benefit of its commodity customers, total cash and unrealized gain (loss) on open exchange-traded contracts with MS&Co., acting as a commodity broker for the Partnerships trading of Futures Interests, totaling $6,506,899 and $25,873,811 for Charter Campbell, $11,291,063 and $38,457,819 for Charter Aspect, and $10,766,143 and $31,907,877 for Charter WNT at December 31, 2015, and 2014, respectively. With respect to each Partnership’s off-exchange-traded forward currency contracts and forward currency option contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership’s account with the counterparty, which is accomplished by daily maintenance of the cash balance in custody accounts held at MS&Co., for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with MS&Co. The primary terms are based on industry standard master netting agreements. These agreements, which seek to reduce both the Partnerships’ and MS&Co.’s exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s bankruptcy or insolvency.

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

The futures, forwards and options traded, and the U.S. Treasury bills held, by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships’ open positions, and consequently in their earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures and exchange-traded forward contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

5.	Trading Activities:

The Partnerships’ objective is to profit from speculative trading in Futures Interests. Therefore, the Trading Advisors will take speculative positions in Futures Interests where they feel the best profit opportunities exist for their respective trading strategies. As such, the average number of contracts outstanding in absolute quantities (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

As of December 31, 2015, approximately 59.0% of Charter Campbell’s total investments are futures contracts which are exchange-traded while approximately 41.0% are forward contracts which are off-exchange traded.

As of December 31, 2015, approximately 64.4% of Charter Aspect’s total investments are futures contracts which are exchange-traded while approximately 35.6% are forward contracts which are off-exchange traded.

As of December 31, 2015, approximately 74.2% of Charter WNT’s total investments are futures contracts which are exchange-traded while approximately 25.8% are forward contracts which are off-exchange traded.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

The following tables summarize the gross and net amounts recognized relating to assets and liabilities of each Partnership’s derivatives and their offsetting subject to master netting agreements or similar arrangements as of December 31, 2015 and 2014, respectively.

Charter Campbell

	Gross	Gross Amounts Offset in the Statements of	Amounts Presented in the Statements of		Gross Amounts Not Offset in the Statements of Financial Condition
December 31, 2015	Amounts Recognized	Financial Condition	Financial Condition		Financial Instruments	Cash Collateral Received/Pledged**	Net Amount
Assets
Futures	$269,891	$(269,891)	$-		$-	$-	$-
Forwards	1,264,408	(1,264,408)	-		-	-	-

Total assets	$1,534,299	$(1,534,299)	$-		$-	$-	$-

Liabilities
Futures	$(460,830)	$269,891	$(190,939)	*	$-	$-	$(190,939)
Forwards	(1,322,225)	1,264,408	(57,817)	*	-	-	(57,817)

Total liabilities	$(1,783,055)	$1,534,299	$(248,756)		$-	$-	$(248,756)

Net fair value							$(248,756)	**

	Gross	Gross Amounts Offset in the Statements of	Amounts Presented in the Statements of		Gross Amounts Not Offset in the Statements of Financial Condition
December 31, 2014	Amounts Recognized	Financial Condition	Financial Condition		Financial Instruments	Cash Collateral Received/Pledged**	Net Amount
Assets
Futures	$873,317	$(134,615)	$738,702	*	$-	$-	$738,702
Forwards	1,536,029	(981,488)	554,541	*	-	-	554,541

Total assets	$2,409,346	$(1,116,103)	$1,293,243		$-	$-	$1,293,243

Liabilities
Futures	$(134,615)	$134,615	$-		$-	$-	$-
Forwards	(981,488)	981,488	-		-	-	-

Total liabilities	$(1,116,103)	$1,116,103	$-		$-	$-	$-

Net fair value							$1,293,243	**

*	Included as a component of “Net unrealized gain (loss) on open contracts” in the Statements of Financial Condition.

** In the event of default by Charter Campbell, MS&Co., Charter Campbell’s commodity futures broker and/or the sole counterparty to Charter Campbell’s off-exchange-traded contracts, as applicable, has the right to offset Charter Campbell’s obligation with Charter Campbell’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. There is no collateral posted by MS&Co. and as such, in the event of default by MS&Co., Charter Campbell is exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Charter Campbell’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee fund may be available in the event of a default.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter Aspect

	Gross	Gross Amounts Offset in the Statements of	Amounts Presented in the Statements of		Gross Amounts Not Offset in the Statements of Financial Condition
December 31, 2015	Amounts Recognized	Financial Condition	Financial Condition		Financial Instruments	Cash Collateral Received/Pledged**	Net Amount
Assets
Futures	$724,794	$(724,794)	$-		$-	$-	$-
Forwards	692,968	(665,290)	27,678		-	-	27,678

Total assets	$1,417,762	$(1,390,084)	$27,678		$-	$-	$27,678

Liabilities
Futures	$(966,476)	$724,794	$(241,682)	*	$-	$-	$(241,682)
Forwards	(665,290)	665,290	-	*	-	-	-

Total liabilities	$(1,631,766)	$1,390,084	$(241,682)		$-	$-	$(241,682)

Net fair value							$(214,004)	**

	Gross	Gross Amounts Offset in the Statements of	Amounts Presented in the Statements of		Gross Amounts Not Offset in the Statements of Financial Condition
December 31, 2014	Amounts Recognized	Financial Condition	Financial Condition		Financial Instruments	Cash Collateral Received/Pledged**	Net Amount
Assets
Futures	$2,692,207	$(266,772)	$2,425,435	*	$-	$-	$2,425,435
Forwards	1,015,350	(696,340)	319,010	*	-	-	319,010

Total assets	$3,707,557	$(963,112)	$2,744,445		$-	$-	$2,744,445

Liabilities
Futures	$(266,772)	$266,772	$-		$-	$-	$-
Forwards	(696,340)	696,340	-		-	-	-

Total liabilities	$(963,112)	$963,112	$-		$-	$-	$-

Net fair value							$2,744,445	**

*	Included as a component of “Net unrealized gain (loss) on open contracts” in the Statements of Financial Condition.

** In the event of default by Charter Aspect, MS&Co., Charter Aspect’s commodity futures broker and/or the sole counterparty to Charter Aspect’s off-exchange-traded contracts, as applicable, has the right to offset Charter Aspect’s obligation with Charter Aspect’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. There is no collateral posted by MS&Co. and as such, in the event of default by MS&Co., Charter Aspect is exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Charter Aspect’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee fund may be available in the event of a default.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter WNT

	Gross	Gross Amounts Offset in the Statements of	Amounts Presented in the Statements of		Gross Amounts Not Offset in the Statements of Financial Condition
December 31, 2015	Amounts Recognized	Financial Condition	Financial Condition		Financial Instruments	Cash Collateral Received/Pledged**	Net Amount
Assets
Futures	$817,717	$(580,290)	$237,427	*	$-	$-	$237,427
Forwards	239,883	(237,051)	2,832	*	-	-	2,832

Total assets	$1,057,600	$(817,341)	$240,259		$-	$-	$240,259

Liabilities
Futures	$(580,290)	$580,290	$-		$-	$-	$-
Forwards	(237,051)	237,051	-		-	-	-

Total liabilities	$(817,341)	$817,341	$-		$-	$-	$-

Net fair value							$240,259	**

	Gross	Gross Amounts Offset in the Statements of	Amounts Presented in the Statements of		Gross Amounts Not Offset in the Statements of Financial Condition
December 31, 2014	Amounts Recognized	Financial Condition	Financial Condition		Financial Instruments	Cash Collateral Received/Pledged**	Net Amount
Assets
Futures	$1,905,937	$(511,243)	$1,394,694	*	$-	$-	$1,394,694
Forwards	264,618	(264,618)	-		-	-	-

Total assets	$2,170,555	$(775,861)	$1,394,694		$-	$-	$1,394,694

Liabilities
Futures	$(511,243)	$511,243	$-		$-	$-	$-
Forwards	(492,731)	264,618	(228,113)	*	-	-	(228,113)

Total liabilities	$(1,003,974)	$775,861	$(228,113)		$-	$-	$(228,113)

Net fair value							$1,166,581	**

*	Included as a component of “Net unrealized gain (loss) on open contracts” in the Statements of Financial Condition.

**     In the event of default by Charter WNT, MS&Co., Charter WNT’s commodity futures broker and/or the sole counterparty to Charter WNT’s off-exchange-traded contracts, as applicable, has the right to offset Charter WNT’s obligation with Charter WNT’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. There is no collateral posted by MS&Co. and as such, in the event of default by MS&Co., Charter WNT is exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Charter WNT’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee fund may be available in the event of a default.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

The effect of Trading Activities in Charter Campbell’s Statements of Financial Condition as of December 31, 2015 and 2014:

December 31, 2015

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average number of contracts outstanding for the year (absolute quantity)
Commodity	$32,576	$(21,957)	$169,242	$(465,033)	$(285,172)	699
Equity	21,570	(34,818)	5,202	(5,419)	(13,465)	171
Foreign currency	358,965	(594,408)	879,335	(592,044)	51,848	289
Interest rate	45,793	(50,239)	21,614	(19,135)	(1,967)	565

Total	$458,904	$(701,422)	$1,075,393	$(1,081,631)	$(248,756)

December 31, 2014

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average number of contracts outstanding for the year (absolute quantity)
Commodity	$3,667	$(117,406)	$290,455	$(24,367)	$152,349	848
Equity	53,954	(46,233)	689	(4,261)	4,149	309
Foreign currency	68,076	(785,527)	1,356,424	(120,304)	518,669	429
Interest rate	625,971	(9,658)	10,110	(8,347)	618,076	977

Total	$751,668	$(958,824)	$1,657,678	$(157,279)	$1,293,243

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

The effect of Trading Activities in Charter Aspect’s Statements of Financial Condition as of December 31, 2015 and 2014:

December 31, 2015

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average number of contracts outstanding for the year (absolute quantity)
Commodity	$93,236	$(66,483)	$520,255	$(679,135)	$(132,127)	914
Equity	61,760	(69,913)	6,641	(26,988)	(28,500)	265
Foreign currency	131,653	(116,752)	478,849	(244,689)	249,061	411
Interest rate	103,652	(411,566)	21,714	(16,238)	(302,438)	1,074

Total	$390,301	$(664,714)	$1,027,459	$(967,050)	$(214,004)

December 31, 2014

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average number of contracts outstanding for the year (absolute quantity)
Commodity	$25,195	$(292,447)	$1,270,115	$(53,368)	$949,495	787
Equity	328,936	(67,856)	17,113	(50,337)	227,856	386
Foreign currency	214,420	(312,688)	669,973	(158,774)	412,931	451
Interest rate	1,176,289	(11,095)	5,516	(16,547)	1,154,163	1,386

Total	$1,744,840	$(684,086)	$1,962,717	$(279,026)	$2,744,445

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

The effect of Trading Activities in Charter WNT’s Statements of Financial Condition as of December 31, 2015 and 2014:

December 31, 2015

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average number of contracts outstanding for the year (absolute quantity)
Commodity	$23,111	$(7,019)	$417,191	$(172,098)	$261,185	353
Equity	94,982	(45,323)	26,130	(48,088)	27,701	227
Foreign currency	66,500	(194,105)	291,500	(28,195)	135,700	430
Interest rate	137,339	(320,225)	848	(2,289)	(184,327)	1,454

Total	$321,932	$(566,672)	$735,669	$(250,670)	$240,259

December 31, 2014

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average number of contracts outstanding for the year (absolute quantity)
Commodity	$14,752	$(347,794)	$652,281	$(24,681)	$294,558	375
Equity	418,583	(89,028)	1,100	(35,699)	294,956	351
Foreign currency	49,527	(281,674)	467,499	(91,186)	144,166	594
Interest rate	566,705	(131,849)	108	(2,063)	432,901	1,443

Total	$1,049,567	$(850,345)	$1,120,988	$(153,629)	$1,166,581

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

The following tables indicate the trading gains and losses by market sector, on derivative instruments for the years ended December 31, 2015, 2014 and 2013, respectively.

Charter Campbell

	2015		2014		2013

Sector
Commodity	$235,537		$599,779		$1,883,702
Equity	9,093		(1,237,700)		5,768,347
Foreign currency	761,515		2,147,219		1,008,235
Interest rate	(853,416)		3,854,602		(1,753,108)

Total	$152,729	*	$5,363,900	*	$6,907,176	*

Charter Aspect

	2015		2014		2013

Sector
Commodity	$5,506,589		$5,324,415		$(1,148,405)
Equity	(261,308)		(649,691)		5,160,541
Foreign currency	(387,477)		1,220,792		(836,530)
Interest rate	(293,651)		4,809,281		(3,930,101)

Total	$4,564,153	*	$10,704,797	*	$(754,495)	*

Charter WNT

	2015		2014		2013

Sector
Commodity	$1,917,144		$1,595,504		$1,183,467
Equity	(984,208)		(267,178)		6,646,764
Foreign currency	(324,778)		1,030,965		1,255,867
Interest rate	837,563		5,466,604		(3,216,434)

Total	$1,445,721	*	$7,825,895	*	$5,869,664	*

*	This amount is in “Total trading results” in the respective Partnership’s Statements of Income and Expenses.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

6.	Fair Value Measurements:

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to fair values derived from unobservable inputs (Level 3). The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The fair value of exchange-traded futures, forward and option contracts is determined by the various exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period from various exchange. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input the spot prices, interest rates and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period. U.S. Treasury bills are valued at the last available bid price received from independent pricing services as of the close of the last business day of the reporting period.

The Partnerships consider prices for exchange-traded commodity futures, forward, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1). The values of U.S. Treasury bills, non-exchange-traded forward, swap and certain option contracts for which market quotations are not readily available are priced by broker quotes or pricing services that derive fair values for those assets and liabilities from observable inputs (Level 2). As of and for the years ended December 31, 2015 and 2014, the Partnerships did not hold any derivative instruments that were priced at fair value using unobservable inputs through the application of the General Partner’s assumptions and internal valuation pricing models (Level 3). Transfers between levels are recognized at the end of the reporting period. During the years ended December 31, 2015 and 2014, there were no transfers of assets or liabilities between Level 1 and Level 2.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter Campbell

December 31, 2015	Total	Level 1	Level 2	Level 3
Assets
U.S. Treasury bills	$15,498,983	$-	$15,498,983	$-
*Futures	269,891	269,891	-	-
*Forwards	1,264,408	26,108	1,238,300	-

Total Assets	$17,033,282	$295,999	$16,737,283	$-

Liabilities
*Futures	460,830	460,830	-	-
*Forwards	1,322,225	135,773	1,186,452	-
Total Liabilities	$1,783,055	$596,603	$1,186,452	$-

Net fair value	$15,250,227	$(300,604)	$15,550,831	$-

December 31, 2014	Total	Level 1	Level 2	Level 3
Assets
*Futures	$873,317	$873,317	$-	$-
*Forwards	1,536,029	111,529	1,424,500	-

Total Assets	$2,409,346	$984,846	$1,424,500	$-

Liabilities
*Futures	$134,615	$134,615	$-	$-
*Forwards	981,488	75,657	905,831	-

Total Liabilities	$1,116,103	$210,272	$905,831	$-

Net fair value	$1,293,243	$774,574	$518,669	$-

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter Aspect

December 31, 2015	Total	Level 1	Level 2	Level 3
Assets
U.S. Treasury bills	$24,995,953	$-	$24,995,953	$-
*Futures	724,794	724,794	-	-
*Forwards	692,968	91,854	601,114	-

Total Assets	$26,413,715	$816,648	$25,597,067	$-

Liabilities				-
*Futures	$966,476	$966,476	$-	$-
*Forwards	665,290	306,677	358,613	-

Total Liabilities	$1,631,766	$1,273,153	$358,613	$-

Net fair value	$24,781,949	$(456,505)	$25,238,454	$-

December 31, 2014	Total	Level 1	Level 2	Level 3
Assets
*Futures	$2,692,207	$2,692,207	$-	$-
*Forwards	1,015,350	154,658	860,692	-

Total Assets	$3,707,557	$2,846,865	$860,692	$-

Liabilities				-
*Futures	$266,772	$266,772	$-	$-
*Forwards	696,340	230,638	465,702	-

Total Liabilities	$963,112	$497,410	$465,702	$-

Net fair value	$2,744,445	$2,349,455	$394,990	$-

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter WNT

December 31, 2015	Total	Level 1	Level 2	Level 3
Assets
U.S. Treasury bills	$16,998,561	$-	$16,998,561	$-
*Futures	817,717	817,717	-	-
*Forwards	239,883	87,839	152,044	-

Total Assets	$18,056,161	$905,556	$17,150,605	$-

Liabilities
*Futures	$580,290	$580,290	$-	$-
*Forwards	237,051	32,341	204,710	-

Total Liabilities	$817,341	$612,631	$204,710	$-

Net fair value	$17,238,820	$292,925	$16,945,895	$-

December 31, 2014	Total	Level 1	Level 2	Level 3
Assets
*Futures	$1,905,937	$1,905,937	$-	$-
*Forwards	264,618	107,239	157,379	-

Total Assets	$2,170,555	$2,013,176	$157,379	$-

Liabilities
*Futures	$511,243	$511,243	$-	$-
*Forwards	492,731	146,237	346,494	-

Total Liabilities	$1,003,974	$657,480	$346,494	$-

Net fair value	$1,166,581	$1,355,696	$(189,115)	$-

*	Included as a component of “Net unrealized gain (loss) on open contracts” in the respective Partnership’s Statements of Financial Condition.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

7.	Financial Highlights:

Financial highlights for the limited partner class as a whole for the years ended December 31, 2015, 2014 and 2013 are as follows:

Charter Campbell

	2015	2014	2013

Net realized and unrealized gains (losses)	$0.07	$2.85	$1.69
Net investment loss	(0.71)	(0.67)	(0.84)

Increase (decrease) for the year	(0.64)	2.18	0.85
Net asset value per Unit, beginning of year	12.72	10.54	9.69

Net asset value per Unit, end of year	$12.08	$12.72	$10.54

Ratio to average net assets:
Net investment loss (1)	(5.6)%	(6.5)%	(8.1)%

Operating expenses before incentive fees	5.6%	6.6%	8.1%
Incentive fees	-	-	-

Operating expenses after incentive fees	5.6%	6.6%	8.1%

Total return:
Total return before incentive fees	(5.0)%	20.7%	8.8%
Incentive fees	-	-	-

Total return after incentive fees	(5.0)%	20.7%	8.8%

(1)	Interest income less total expenses

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average net assets.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter Aspect

	2015	2014	2013

Net realized and unrealized gains (losses)	$2.69	$5.83	$(0.27)
Net investment loss	(1.29)	(1.01)	(1.29)

Increase (decrease) for the year	1.40	4.82	(1.56)
Net asset value per Unit, beginning of year	21.09	16.27	17.83

Net asset value per Unit, end of year	$22.49	$21.09	$16.27

Ratio to average net assets:
Net investment loss (1)	(6.0)%	(6.2)%	(7.7)%

Operating expenses before incentive fees	5.5%	6.2%	7.7%
Incentive fees	0.5	-	-

Operating expenses after incentive fees	6.0%	6.2%	7.7%

Total return:
Total return before incentive fees	7.1%	29.6%	(8.7)%
Incentive fees	(0.5)	-	-

Total return after incentive fees	6.6%	29.6%	(8.7)%

(1)	Interest income less total expenses

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average net assets.

Morgan Stanley Smith Barney Charter Series

Notes to Financial Statements

Charter WNT

	2015	2014	2013

Net realized and unrealized gains (losses)	$0.71	$3.42	$1.72
Net investment loss	(1.05)	(1.10)	(0.87)

Increase (decrease) for the year	(0.34)	2.32	0.85
Net asset value per Unit, beginning of year	14.54	12.22	11.37

Net asset value per Unit, end of year	$14.20	$14.54	$12.22

Ratio to average net assets:
Net investment loss (1)	(7.2)%	(8.7)%	(7.5)%

Operating expenses before incentive fees	5.5%	6.2%	7.6%
Incentive fees	1.7	2.5	-

Operating expenses after incentive fees	7.2%	8.7%	7.6%

Total return:
Total return before incentive fees	(0.6)%	21.6%	7.5%
Incentive fees	(1.7)	(2.6)	-

Total return after incentive fees	(2.3)%	19.0%	7.5%

(1)	Interest income less total expenses

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average net assets.